Exhibit 10.3

MANAGEMENT STOCKHOLDERS
AGREEMENT

of

LEGACY RESERVES INC.

Dated as of December 11, 2019

i

Schedules

Schedule 1	GSO Stockholders

Exhibits

Exhibit A	Joinder Agreement

Exhibit B	Form of ROFO Response

Exhibit C	Form of Spousal Consent and Acknowledgment

ii

THIS MANAGEMENT STOCKHOLDERS AGREEMENT (this “Agreement”) is entered into as of December 11, 2019 (the “Closing Date”), by and among Legacy Reserves Inc., a Delaware corporation (the “Company”), each of the Persons who are listed on Schedule 1 hereto (collectively, together with their Permitted Affiliates who on or after the date hereof own Company Common Shares, the “GSO Stockholders”, and each, a “GSO Stockholder”), and each Eligible Employee, Consultant or Non-Employee Director of the Company and/or one or more of its subsidiaries (in each case within the meaning of the Incentive Plan (as defined below)) who becomes a party hereto from time to time in accordance with the terms hereof (each individually, a “Management Stockholder,” and collectively, the “Management Stockholders”).

RECITALS

WHEREAS, pursuant to the Joint Chapter 11 Plan of Reorganization for the Company and its Debtor Affiliates, dated as of November 4, 2019 (the “Plan”), the Company has issued (or may hereafter issue) to each Management Stockholder shares of Common Stock, (i) as a result of the exercise by such Management Stockholder of vested options to purchase Common Stock (“Vested Options”), which options were issued (or may hereafter be issued) to such Management Stockholder pursuant to the Legacy Reserves Inc. 2019 Management Incentive Plan (the “Incentive Plan”) or any other employee benefit, stock purchase or compensation plan hereafter adopted by the Board, (ii) as a result of the settlement by such Management Stockholder of vested restricted stock units (“Vested RSUs”), which restricted stock units were issued (or may hereafter be issued), to such Management Stockholder pursuant to the Incentive Plan, or (iii) otherwise; and

WHEREAS, the Management Stockholders and the Company desire to promote the interests of the Company and their mutual interests as stockholders of the Company by establishing herein certain terms and conditions governing the rights and obligations in respect of stockholding in the Company.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1           Certain Defined Terms.  As used herein, the following terms shall have the following meanings:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” means, with reference to any specified Person, a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person.  Notwithstanding the foregoing, for the purposes of this Agreement, except for purposes of Section 6.9 (Confidentiality), and Section 6.14 (No Recourse), The Blackstone Group, L.P., a Delaware limited partnership, and all private equity funds, portfolio companies, parallel investment entities, and alternative investment entities owned, managed, or controlled by The Blackstone Group, L.P. or an Affiliate thereof shall not be considered or otherwise deemed to be an “Affiliate” of GSO Capital or any of its Affiliates, but any fund or account managed, advised or subadvised, by GSO Capital or any of its Affiliates shall, for the avoidance of doubt, be considered an “Affiliate” of GSO Capital for all purposes hereunder.

“Applicable Law” means, with respect to any Person, matter, fact pattern, circumstance, event or occurrence, all Laws applicable to such Person, matter, fact pattern, circumstance, event or occurrence.

“Award” means any award under the Incentive Plan.

“Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to an Award.

“beneficially own” has the meaning given to such term in Rule

13d-3 under the 1934 Act and, for all applicable purposes hereof, a Person’s beneficial ownership of Equity Securities shall be calculated in accordance with the provisions of such Rule.

“Board” means the Board of Directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York, New York, United States of America.

“Bylaws” means the Third Amended and Restated Bylaws of the Company, dated as of the date hereof, and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the Charter and this Agreement.

“Cause” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Management Stockholder’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Management Stockholder at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to a Management Stockholder’s (i) insubordination, dishonesty, fraud, incompetence, moral turpitude, willful misconduct, refusal to perform the Management Stockholder’s duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of the Management Stockholder’s duties for the Company or an Affiliate, as determined by the Committee in its good faith discretion or (ii) material breach of any restrictive covenant contained in any employment agreement, consulting agreement, change in control agreement or other agreement in effect between the Company or an Affiliate and the Management Stockholder; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Management Stockholder at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter.  With respect to a Management Stockholder’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

“Charter” means the Second Amended and Restated Certificate of Incorporation of the Company, dated as of the date hereof, and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.  Any reference to any section of the Code shall also be a reference to any successor provision and any treasury regulation promulgated thereunder.

“Committee” means any committee of the Board duly authorized by the Board to administer this Agreement.  If no committee is duly authorized by the Board to administer this Agreement, the term “Committee” shall be deemed to refer to the Board for all purposes under this Agreement.

“Common Stock” means the common stock, par value $0.01 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

“Company Common Shares” means shares of Common Stock or other shares of common stock or common equity equivalents of the Company held at the time of determination.

“Company Competitor” means any Person that, directly or indirectly, (a) is a Specified Business, or (b) has (directly or indirectly) a material ownership stake in a Specified Business (other than an investment of not more than one percent (1%) of the securities of a publicly-traded company, or such Person does not have, and does not exercise, any management or operation rights with respect to such company beyond the scope of its equity ownership as a passive investor).  For the purposes of this definition, “Specified Business” means: (i) any material competitor of the Company or any of its Subsidiaries, or (ii) any current or prior material suppliers or vendors or the Company or any of its Subsidiaries.

“Company Sale” means a transaction or series of related transactions where the Stockholder Majority determines to (a) Transfer to one or more Persons a number of Equity Securities representing more than fifty percent (50%) of the Common Stock held by all Stockholders, (b) merge the Company with a Person, (c) sell all or substantially all of the assets of the Company to one or more Persons, or (d) otherwise enter into a business combination between the Company and one or more Persons (in any case, whether by merger, consolidation, sale, exchange, issuance, transfer or redemption of securities, by sale, exchange or transfer of assets, or otherwise); provided that a Transfer to an Affiliated Person of the Stockholder Majority shall only constitute a Company Sale in that event that (i) such Transfer satisfies any of the preceding clauses (a) through (d) and (ii) such Transfer is the result of a bona fide sale process (as determined by the Board in good faith) involving at least one (1) other Person as a potential purchaser in such Transfer that is not an Affiliate of the Stockholder Majority.

“Contract” means any legally binding contract, agreement, subcontract, lease, deed, mortgage, license, instrument, note, commitment, undertaking, indenture and arrangement (including any and all amendments and modifications thereto), whether written or oral.

“control” (including the terms “controlling”, “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means (a) the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of another Person, whether through the ownership of voting securities, as trustee or executor, by Contract or otherwise, or (b) the direct or indirect ownership of more than fifty percent (50%) of the equity or voting interests in such Person.

“Cost” means (a) in the case of any Equity Securities issued upon the exercise of any stock options, the exercise price paid for such Equity Securities (or, in the case of cashless exercise, the amount of cash that the Management Stockholder would have been required to pay for such Equity Securities if payment had been made in cash), (b) in the case of Equity Securities purchased for cash, the price paid by the Management Stockholder for such Equity Securities, or (c) in the case of any other Equity Securities, the amount of $0.01 per share.

“Debtor(s)” means Legacy Reserves Inc., a Delaware corporation; Legacy Reserves GP, LLC, a Delaware limited liability company; Legacy Reserves LP, a Delaware limited partnership; Legacy Reserves Finance Corporation, a Delaware corporation; Legacy Reserves Services LLC, a Texas limited liability company; Legacy Reserves Operating LP, a Delaware limited partnership; Legacy Reserves Energy Services LLC, a Texas limited liability company; Legacy Reserves Operating GP LLC, a Delaware limited liability company; Dew Gathering LLC, a Texas limited liability company; Pinnacle Gas Treating LLC, a Texas limited liability company; and Legacy Reserves Marketing LLC, a Texas limited liability company.

“Equity Securities” means any shares of any class of capital stock of the Company.

“Established OTC Marketplace” means an industry-recognized established over-the-counter marketplace, including (but not limited to) the OTC Markets Group’s OTCQX exchange and OTCQB exchange and other similar trading marketplaces, but excluding, for the avoidance of doubt, the “pink sheets” or other similar trading marketplaces.

“Fair Market Value” of the Common Stock, as of any date of determination, shall be determined by the Board as follows:

(i)
If the Common Stock is listed on one or more National Securities Exchanges (within the meaning of the Securities Exchange Act of 1934, as amended), each share of Common Stock shall be valued at the closing price of a share of Common Stock on the principal exchange on which the shares are then trading on the most recent trading day preceding such date of determination;

(ii)
If the Common Stock is not publicly traded on a National Securities Exchange, but is quoted on an Established OTC Marketplace, each share of Common Stock shall be valued at the mean between the closing representative bid and asked prices for a share of Common Stock on the most recent trading day preceding such date of determination as reported by such Established OTC Marketplace; or

(iii)
If the Common Stock is not publicly traded on a National Securities Exchange, and is not quoted on an Established OTC Marketplace, the Fair Market Value of the Common Stock shall be determined in good faith by the Board; provided, however, that the Fair Market Value shall be determined without application of any minority interest discount or lack of marketability discount.

“Governmental Authority” means any supra-national (including the European Union), national, federal, state, provincial, municipal, local or foreign government or political subdivision thereof, governmental authority, taxing, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, arbitrator, court or tribunal, including self-regulated organizations or other non-governmental regulatory or quasi‑governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Applicable Law).

“Group” has the meaning assigned to such term in Section 13(d)(3) of the 1934 Act.

“GSO Capital” means GSO Capital Partners LP, a Delaware limited partnership.

“GSO Majority” means one or more GSO Stockholders holding a majority of the issued and outstanding Common Stock held by the GSO Stockholders, at any time of determination.

“Holder” means any Stockholder holding Registrable Shares.

“Involuntary Transfer” means any Transfer, other than by voluntary act of a Management Stockholder or its Affiliates, and any proceeding or action by or in which a Management Stockholder shall be deprived or divested of any right, title or interest in or to any Equity Securities or any Equity Securities shall become encumbered, whether or not such Management Stockholder consents to such proceeding or action, including, (a) any seizure under levy of attachment or execution, (b) any foreclosure upon a pledge of, or a security interest in, Equity Securities, (c) any Transfer in connection with any bankruptcy or similar proceedings relating to such Management Stockholder, or (d) any Transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property.  “Involuntary Transferee” shall have a corresponding meaning.

“IPO” means, with respect to any Company (or any successor or Affiliate thereof), an underwritten initial public offering of equity securities of the Company (or any successor or Affiliate thereof) pursuant to an effective registration statement filed under the 1933 Act (excluding registration statements filed on Form S-8, or any similar successor form or another form used for a purpose similar to the intended use for such forms) resulting in aggregate gross proceeds to the Company and/or selling Stockholders of at least two hundred million dollars ($200,000,000) (provided that, such minimum threshold may be waived in the sole discretion of the GSO Majority) and that results in the issuer’s common equity securities being listed on the New York Stock Exchange, Nasdaq or other comparable national securities exchange.

“Law” means any statute, law (including common law), ordinance, rule, regulation, code, order, constitution, treaty, judgment, decree, or other requirement, in each case, of any Governmental Authority.

“Lock-up Period” means, with respect to any registration  of Registrable Shares which involves an underwritten offering, the period beginning ten (10) days prior to the “pricing” of such offering and ending (a) one hundred and eighty (180) days after the “pricing” of such offering (in the case of the IPO) or (b) ninety (90) days after the “pricing” of such offering (in the case of any offering other than the IPO), or, in each case, such shorter or longer period as the managing underwriter for any underwritten offering may reasonably agree or reasonably request.

“Member of the Immediate Family” means, with respect to any individual, each parent, spouse or child (including those adopted) of such individual and each custodian or guardian of any property of one (1) or more of such Persons in the capacity as such custodian or guardian.

“Permitted Affiliate” means, (a) with respect to any Stockholder that is not a natural person, any limited partner, member, investors, co-investment vehicles or similar investment vehicles established, sponsored, managed or advised by such Stockholder or its Affiliates (as such terms are customarily used among institutional investors) of such Stockholder, and (b) with respect to any Stockholder that is a natural person, (i) one (1) or more Members of the Immediate Family of such Stockholder, (ii) to a trust for the benefit of such Stockholder or one (1) or more of the Members of the Immediate Family of such Stockholder, so long as such Stockholder controls such trust and guarantees the obligations of such Person in connection with any of the provisions herein, (iii) the estate of such Stockholder, or (iv) any guardian of such Stockholder in the event of the Stockholder’s temporary or permanent disability; provided that, notwithstanding the foregoing, in no event shall a Permitted Affiliate be a Company Competitor. All spouses of Management Stockholders shall be required to execute and deliver a Spousal Consent and Acknowledgment to the Company in the form attached hereto as Exhibit C.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any Group composed of two (2) or more of the foregoing.

“Registrable Shares” means (a) any and all Company Common Shares held at the time of determination, and (b) any other securities issued and issuable therefor or with respect thereto, whether by way of stock split, stock dividend, reclassification, subdivision or reorganization, recapitalization, distribution or similar event.  As to any particular Registrable Shares, such securities shall cease to constitute Registrable Shares when (i) a registration statement with respect to the offering of such securities by the holder thereof shall have been declared effective under the 1933 Act and such securities shall have been disposed of by such holder pursuant to such registration statement, (ii) such securities have been sold to the public pursuant to a Rule 144 Transfer, (iii) such securities shall have been otherwise transferred to a Person and subsequent disposition of such securities shall not require registration or qualification under the 1933 Act or any similar state law then in force and, if such securities are in certificated form, newly issued certificates for such securities that do not bear a legend restricting further transfer shall have been delivered by the Company or its transfer agent, or (iv) such securities shall have ceased to be outstanding.

“Rule 144 Transfer” means any transfer for value conducted in accordance with Rule 144 promulgated under the 1933 Act.

“Stockholder Majority” means one (1) or more Stockholders holding a majority of the issued and outstanding Company Common Shares, at any time of determination.

“Stockholder(s)” means any Person holding Common Stock, including but not limited to, the GSO Stockholders and Management Stockholders.

“Stockholders Agreement” means the Stockholders Agreement of the Company, dated as of December 11, 2019.

 “Subsidiary” means, as to any Person (other than an individual), another Person (other than an individual) in which such first Person from time to time, directly or indirectly, through one (1) or more intermediaries, holds a majority of the outstanding equity or economic interests.

“Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

“Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or a Subsidiary; or (b) when an entity which is retaining a Management Stockholder as a Consultant ceases to be a Subsidiary unless the Management Stockholder otherwise is, or thereupon becomes, a Consultant to the Company or another Subsidiary at the time the entity ceases to be a Subsidiary.  In the event that a Consultant becomes an Eligible Employee or a Non‑Employee Director upon the termination of such Consultant’s consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director.  Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the applicable Award Agreement or, if no rights of a Management Stockholder are reduced, may otherwise define Termination of Consultancy thereafter, provided that any such change to the definition of the term “Termination of Consultancy” does not subject the applicable Award to Section 409A of the Code.

“Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of such Non-Employee Director’s directorship, such Non-Employee Director’s ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Management Stockholder has a Termination of Employment or Termination of Consultancy, as the case may be.

“Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Management Stockholder from the Company and its Subsidiaries; or (b) when an entity which is employing a Management Stockholder ceases to be a Subsidiary, unless the Management Stockholder otherwise is, or thereupon becomes, employed by the Company or another Subsidiary at the time the entity ceases to be a Subsidiary.  In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of such Eligible Employee’s employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non‑Employee Director.  Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the applicable Award Agreement or, if no rights of a Management Stockholder are reduced, may otherwise define Termination of Employment thereafter, provided that any such change to the definition of the term “Termination of Employment” does not subject the applicable Award to Section 409A of the Code.

“Transfer” means (a) directly or indirectly, any sale, transfer, assignment, conveyance, exchange or other disposition of, or entrance into any Contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, conveyance, exchange or disposition of (including by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings and any other form of Involuntary Transfer, including as a result of any of the actions set forth in clause (b) of this definition), or (b) directly or indirectly, any pledge, encumbrance or hypothecation, either voluntarily or involuntarily (including by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings and any other form of Involuntary Transfer), or entrance into any Contract, option or other arrangement or understanding with respect to the pledge, encumbrance or hypothecation of, in each case, any Equity Securities or any interest in such Equity Securities; it being understood that in the event any Stockholder is a corporation, partnership, limited liability company or other legal entity (other than an individual, trust or estate) and it ceases to be controlled by the Person controlling such Stockholder, such event shall be deemed to constitute a “Transfer” subject to the restrictions on Transfer contained or referenced herein.  Solely for the purposes of Sections 2.2, 3.1 and 3.2, the term “Transfer” shall only mean the actions set out in clause (a) of this definition. The terms “Transferred”, “Transferring” and “Transferee” have correlative meanings.

Section 1.2           Table of Defined Terms.

TERM	SECTION

144 Notice	4.4
Agreement	Preamble
Call Notice	3.3(a)
Call Repurchase Price	3.3(a)
Call Right	3.3(a)
Closing Date	Preamble
Company	Preamble
Compensation Committee	3.3(a)
Confidential Information	6.9
Desired Price per Share	2.2(b)
Disability Notice	3.3(d)(ii)
Drag-Along Notice	3.1(a)
Drag-Along Party	3.1(a)
Drag-Along Pro Rata Share	3.1(a)
Drag-Along Representative	3.1(a)
Drag-Along Transaction	3.1(a)

Eligible Shares	3.3(b)
Exempted Transfer	2(h)
Financing Documents	3.3(d)
GSO Stockholder(s)	Preamble
Joinder	2.1(c)
Management Stockholders Agreement	Exhibit A
Non-Company Call Right	3.3(b)
Notifying Investor	4.4
Other Agreements	6.7
Plan	Recitals
Reinstatement Notice	3.3(d)(ii)
Repurchase Deadline	3.3(a)
Repurchase Disability	3.3(d)
ROFO Notice	2.2(a)
ROFO Response	2.2(b)
ROFO Sale	2.2(c)
ROFO Shares	2.2(a)
ROFO Transfer Period	2.2(d)
Stockholder Affiliate	6.15
Tag Offer Period	3.2(a)
Tag-Along Notice	3.2(a)
Tag-Along Offeree	3.2(a)
Tag-Along Pro Rata Share	3.2(a)
Tag-Along Securities	3.2(a)
Tag-Along Transaction	3.2(a)
Tag-Along Transferor	3.2(a)
Transferring ROFO Management Stockholder	2.2(a)

Section 1.3           Other Definitional Provisions.

(a)         All references in this Agreement to Articles, Sections, clauses, Exhibits and Schedules shall be deemed to be references to Articles, Sections and clauses of, and Exhibits and Schedules to, this Agreement unless the context otherwise requires.  The Exhibits and Schedules attached hereto are incorporated herein by reference and shall be considered part of this Agreement (and, for purposes of clarification, references to this “Agreement” shall include all Exhibits and Schedules attached hereto).  Words in the singular include the plural, and words in the plural include the singular.  Any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The term “or” is not exclusive and shall have the meaning represented by the term “and/or”.  The word “extent” in the phrase “to the extent” shall mean the degree or proportion to which a subject or other thing extends, and such phrase shall not mean simply “if”.  The words “hereof”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified, supplemented or restated, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  All references to a “party” or “parties” mean a party or parties to this Agreement unless the context requires otherwise.  Where specific language is used to clarify or illustrate by example a general statement contained herein, such specific language shall be deemed to modify, limit or restrict the construction of the general statement which is being clarified or illustrated.

(b)         The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.  The use of the masculine, feminine or neuter gender form of words used herein (including defined terms) shall not limit any provision of this Agreement.

(c)         Each of the parties hereto has been represented by its own counsel and acknowledges that it has participated in the drafting of this Agreement.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any agreement, instrument or document to be drafted.

ARTICLE II.

TRANSFERS

Section 2.1           Transfer Restrictions.

(a)         Each Management Stockholder hereby agrees that he or she shall not Transfer any Equity Securities, other than a Transfer to a Permitted Affiliate, without the prior written consent of the Company, which consent shall have been authorized by a majority of the members of the Board and which consent may be (i) withheld in the sole discretion of the Board, or (ii) given subject to terms and conditions determined by the Board in its sole discretion.  Each Management Stockholder further agrees that in connection with any Transfer consented to by the Company, the Management Stockholder shall, if requested by the Company, deliver to the Company an opinion of counsel in form and substance reasonably satisfactory to the Company and counsel for the Company, to the effect that the Transfer is not in violation of the 1933 Act, or the securities laws of any state.  Any purported Transfer in violation of the provisions of this Section 2.1 shall be null and void and shall have no force or effect.

(b)        Notwithstanding anything herein or otherwise to the contrary, any otherwise permitted Transfer shall be null and void if (i) such Transfer may require the registration of such Transferred Equity Securities pursuant to any applicable federal, state or foreign securities laws, (ii) such Transfer may result in a violation of Applicable Laws, (iii) such Transfer is made to any Person who lacks the legal right, power or capacity to own such Transferred Equity Securities, (iv) prior to such Transfer, the Company and the Board do not receive a copy of the Joinder duly executed by the proposed Transferee as required pursuant Section 2.1(c), or (v) to the extent applicable, the Transferring Management Stockholder failed to comply with Section 2.2 or Section 3.2, as applicable.

(c)        Without limiting anything contained herein (including Section 2.1(b)(v)), prior to the consummation of any Transfer of Equity Securities and as a condition thereto, (i) the   Management Stockholder proposing to effect such Transfer will give the Company and the Board, a written notice thereof, and (ii) the Transferee of such Equity Securities must execute and deliver to the Company and the Board an agreement in writing to be bound by the terms and conditions of this Agreement as (and to the same extent, and shall have the same obligations and rights as) the Transferring Management Stockholder, pursuant to a Joinder Agreement substantially in the form attached as Exhibit A hereto (a “Joinder”).  Upon the execution of the Joinder, such Transferee shall be deemed to be a Management Stockholder for all purposes of this Agreement except that, (A) in the case of a Transfer to a Permitted Affiliate, all provisions that relate to Termination of a Management Stockholder and the effects thereof shall continue to apply to such Management Stockholder transferor and not to such Permitted Affiliate and (B) in the case of a Transfer to the Company or the GSO Stockholders, Section 2.2 and Section 3.3 of this Agreement shall cease to apply following such Transfer.

(d)         Any Transfer or attempted Transfer of Equity Securities in violation of any provision of this Agreement shall be null and void ab initio.

Section 2.2           Right of First Offer.

(a)         For so long as the GSO Stockholders collectively own the number of Company Common Shares equal to or greater than fifty percent (50%) of the Company Common Shares that they owned, in the aggregate, on the Closing Date (subject to adjustment for stock splits, stock subdivisions, and other similar actions), in the event that any Management Stockholder (such Management Stockholder, the “Transferring ROFO Management Stockholder”), determines (with the consent of the Company as provided in Section 2.1) to Transfer all or a portion of its Equity Securities (collectively, the “ROFO Shares”) to any Person (other than to a Permitted Affiliate), then the Transferring ROFO Management Stockholder shall first, before making any Transfer or offering to Transfer any ROFO Shares, deliver a written notice to such effect (the “ROFO Notice”) to the GSO Stockholders, setting forth the number of ROFO Shares that the Transferring ROFO Management Stockholder desires to sell.

(b)        The GSO Stockholders shall notify the Transferring ROFO Management Stockholder in writing (the “ROFO Response”) within twenty-one (21) days of its receipt of the ROFO Notice whether the GSO Stockholders have an interest in acquiring any portion of the ROFO Shares and shall include in their ROFO Response the price per ROFO Share that the GSO Stockholders desire to pay (the “Desired Price per Share”).  If a ROFO Response substantially in the form attached hereto as Exhibit B is delivered in accordance with the prior sentence, then the Transferring ROFO Management Stockholder and the GSO Stockholders shall in good faith negotiate the terms of a sale of the ROFO Shares to the GSO Stockholders.

(c)         The GSO Stockholders shall have twenty (20) Business Days from the date of the ROFO Notice to enter into a definitive agreement with the Transferring ROFO Management Stockholder for the Transfer of all of the applicable ROFO Shares of the Transferring ROFO Management Stockholder, during which time the Transferring ROFO Management Stockholder shall engage in good faith negotiations with the GSO Stockholders to attempt to reach a reasonable agreement with respect to such ROFO Shares.  Thereafter, the Transferring ROFO Management Stockholder and the GSO Stockholders shall then have ten (10) Business Days from the date of such agreement to consummate such purchase of the ROFO Shares (any such purchase, a “ROFO Sale”), which period shall be extended as appropriate in case of required regulatory approvals or any undue delay or delays caused by the Transferring ROFO Management Stockholder.

(d)        In the event that the Transferring ROFO Management Stockholder and the GSO Stockholders fail to consummate a ROFO Sale during the time periods referred to in Section 2.2(c), the Transferring ROFO Management Stockholder may, during the one hundred and fifty (150) days immediately thereafter (which period may be extended upon agreement by the Transferring ROFO Management Stockholder and the GSO Majority) (the “ROFO Transfer Period”), elect to Transfer (without limiting Section 3.2), all of the ROFO Shares that are the subject of the ROFO Notice to an independent third party; provided that such ROFO Shares may not be sold for less than one hundred and one percent (101%) of the highest Desired Price per Share contained in a ROFO Response (as modified) made by the GSO Stockholders for such ROFO Shares.  If the Transferring ROFO Management Stockholder does not Transfer all of the ROFO Shares or such Transfer is not consummated within the ROFO Transfer Period, the rights provided hereunder shall be deemed to be revived and the ROFO Shares shall not be Transferred to any Person unless first re-offered to the GSO Stockholders in accordance with this Section 2.2.

(e)        At the closing of any Transfer pursuant to this Section 2.2, the Transferring ROFO Management Stockholder shall deliver to each GSO Stockholder that is purchasing ROFO Shares an assignment agreement and such other appropriate transfer instruments Transferring all of the applicable ROFO Shares to such GSO Stockholder, duly executed, free and clear of any liens or other encumbrances, against delivery of the purchase price therefor.

(f)          For the avoidance of doubt, the provisions of this Section 2.2 shall not apply to any Transfers in a Drag-Along Transaction or, subject to the second parenthetical in Section 2.2(d), Tag-Along Transaction.

Section 2.3           Involuntary Transfers.

(a)          Without limiting anything contained in this Agreement, upon the Involuntary Transfer of Equity Securities held by any Management Stockholder, such Management Stockholder shall promptly (but in no event later than two (2) days after such Management Stockholder becomes aware of any such Involuntary Transfer) furnish written notice to the Company indicating that the Involuntary Transfer has occurred, specifying the name of the Involuntary Transferee and giving a detailed description of the circumstances giving rise to and the legal basis for the Involuntary Transfer.  For the avoidance of doubt, the GSO Stockholders’ rights pursuant to Section 2.2 and (except in connection with the Company’s exercise of its rights pursuant to Sections 2.3(b) and (c)) the Management Stockholders’ rights pursuant to Section 3.2 shall apply to any Involuntary Transfer to the same extent as they would apply to any other Transfer.

(b)         In the event that the GSO Stockholders’ decline to exercise their rights pursuant to Section 2.2 in connection with any Involuntary Transfer, then the Company, at the Board’s discretion, shall have the same rights held by the GSO Stockholders’ that are specified in Section 2.2 with respect to such Involuntary Transfer as if the Involuntary Transfer had been a proposed voluntary Transfer by a Management Stockholder except that (i) the Company’s rights under this Section 2.3 shall not terminate if the GSO Stockholders fail to collectively own the number of Company Common Shares set forth in Section 2.2(a), (ii) the time periods shall run from the date of receipt by the Company of actual notice of the Involuntary Transfer, (iii) such rights shall be exercised by delivery of the ROFO Response to the Involuntary Transferee rather than the Management Stockholder who suffered or will suffer the Involuntary Transfer, and (iv) the per share purchase price for the ROFO Shares shall be negotiated between the Involuntary Transferee and the Company; provided that, if such parties fail to enter into a definitive agreement within twenty (20) Business Days after the date of receipt by the Company of actual notice of the Involuntary Transfer, the per share purchase price of the ROFO Shares shall be equal to the Fair Market Value thereof.

ARTICLE III.

ADDITIONAL TRANSFER PROVISIONS; REPURCHASE RIGHTS

Section 3.1           Drag-Along Right.

(a)          After the Closing Date, if the Stockholder Majority elect to effect a Company Sale, then such Stockholder Majority (the Stockholder Majority in its capacity as such under this Section 3.1(a), the “Drag-Along Representative”) may (but shall not have an obligation to) notify the Management Stockholders (each a “Drag-Along Party”) in writing (the “Drag-Along Notice”) at least fifteen (15) Business Days prior to the consummation of such Company Sale (the “Drag-Along Transaction”).  The Drag-Along Notice shall specify the identity of the prospective parties involved in the Drag-Along Transaction, a reasonable summary of the material terms and conditions of the Drag-Along Transaction and a copy of any form of agreement proposed to be executed in connection therewith (but only if available at the time the Drag-Along Notice is delivered).  If the Drag-Along Representative delivers such Drag-Along Notice: (A) the Drag-Along Party shall be deemed to approve the proposed Drag-Along Transaction (solely in such Drag-Along Party’s capacity as a Stockholder), (B) subject to Section 6.8, to the extent any vote or consent to the Drag-Along Transaction is required, the Drag-Along Party shall vote for and consent to such Drag-Along Transaction (including on behalf of all of its Equity Securities and on behalf of all Equity Securities with respect to which the Drag-Along Party has the power to direct the voting thereof) and shall waive any dissenter’s rights, appraisal rights or similar rights which the Drag-Along Party may have in connection therewith, (C) no Drag-Along Party shall raise any objections to the proposed Drag-Along Transaction, (D) the Drag-Along Party shall agree to sell its Drag-Along Pro Rata Share of each class of Equity Securities being sold in such Drag-Along Transaction (or such lesser number of Equity Securities if so designated by the Drag-Along Representative in the Drag-Along Notice) on the same terms and conditions as the Stockholder Majority, subject to clause (F) below and Section 3.1, (E) the Drag-Along Party shall execute all documents reasonably required to effectuate such Drag-Along Transaction, as determined by the Drag-Along Representative in good faith, (F) the Drag-Along Party shall be obligated to provide the same representations, warranties, covenants, agreements, indemnities (on a pro rata basis (but not a joint and several basis); provided that the aggregate liability (including any indemnification obligation) of the Drag-Along Party in the Drag-Along Transaction shall not exceed the consideration received by the Drag-Along Party for the sale of its Equity Securities in such transaction, other than in the case of fraud, intentional misrepresentation or willful misconduct on the part of the Drag-Along Party) and other obligations that the Drag-Along Representative agrees to provide in connection with such Drag-Along Transaction (other than any such obligations that relate specifically to a particular holder of Equity Securities, such as indemnification with respect to representations and warranties given by such holder regarding such holder’s title to and ownership of such Person’s Equity Securities, which shall be solely the responsibility of such holder), and (G) each Drag-Along Party shall take all other actions reasonably necessary or desirable, as reasonably determined by the Drag-Along Representative, to cause the consummation of such Drag-Along Transaction on the terms proposed by the Drag-Along Representative (including, in connection with a Drag-Along Transaction involving a sale of all or substantially all of the assets of the Company and its Subsidiaries, causing the Company and its Subsidiaries to enter into such agreements and arrangements with the applicable third party purchaser of such assets in connection with such Company Sale in a form and on terms and conditions reasonably acceptable to the Drag-Along Representative consistent with the foregoing).  Notwithstanding the foregoing, except with respect to any Drag-Along Party that is an employee of the Company or any of its Subsidiaries, no Drag-Along Party shall be required to execute agreements in connection with any Drag-Along Transaction containing non-competition, non-solicitation, no-hire and/or and confidentiality provisions which are more restrictive than those entered into by the Stockholders constituting the Stockholder Majority exercising its rights under this Section 3.1; provided that with respect to any Drag-Along Party that is an employee of the Company or any of its Subsidiaries, such Drag-Along Party shall only be required to execute agreements in connection with any Drag-Along Transaction containing non-competition, non-solicitation, no-hire and/or and confidentiality provisions to the extent that such provisions are reasonable and customary, in light of the circumstances of the Drag-Along Transaction.  As used herein, “Drag-Along Pro Rata Share” of the Drag-Along Party means the number derived by multiplying (x) the total number of Equity Securities of such class held by the Drag-Along Party, by (y) a fraction, the numerator of which is the total number of Equity Securities of such class to be sold by the Stockholder Majority triggering this Section 3.1 in the Drag-Along Transaction and the denominator of which is the total number of the then outstanding Equity Securities of such class held by such Stockholder Majority.

(b)         The obligations of the Drag-Along Party with respect to the proposed Drag-Along Transaction are subject to the condition that upon the consummation of the Drag-Along Transaction, the Drag-Along Party, to the extent entitled thereto based on the Equity Securities held thereby, shall receive the same form of consideration as the Stockholder Majority triggering this Section 3.1 (less any applicable taxes or withholding obligations).

(c)          If requested by the Drag-Along Representative, at least five (5) Business Days prior to the consummation of a Drag-Along Transaction, the Drag-Along Parties shall deliver to the Company to hold in escrow pending transfer of the consideration therefor, the duly endorsed certificate or certificates representing the Equity Securities held by the Drag-Along Party to be sold, and a stock power and limited power-of-attorney authorizing the Drag-Along Representative to take all actions reasonably necessary to sell or otherwise dispose of such Equity Securities.  In the event that a Drag-Along Party should fail to deliver such Equity Securities (or the certificates evidencing such Equity Securities), the Company shall cause the books and records of the Company to show that such Equity Securities are bound by the provisions of this Section 3.1 and that such Equity Securities may be Transferred to the purchaser in such Drag-Along Transaction.

(d)          If a proposed Drag-Along Transaction is consummated, then each Drag-Along Party shall bear its pro rata share (based upon the relative aggregate amounts of consideration received by such Drag-Along Party as compared to the aggregate amounts received by the other Stockholders participating in such Drag-Along Transaction) of all costs of sale of the Equity Securities pursuant to such Drag-Along Transaction to the extent such costs are not otherwise paid by the Company or the acquiring party.  Costs incurred by any Drag-Along Party in connection with a Drag-Along Transaction shall not be considered costs of the Drag-Along Transaction hereunder.

(e)          Whenever more than one (1) class of Equity Securities is outstanding, the Board shall make all determinations of pro rata shares rights and obligations under this Section 3.1 reasonably and in good faith.

(f)         Without limiting anything contained in this Agreement (including this Section 3.1), (i) any Company Sale may be structured as an auction and may be initiated by the delivery to the Company of a written notice that the Stockholder Majority triggering this Section 3.1 has elected to initiate an auction sale procedure, (ii) the Drag-Along Representative, on behalf of such Stockholder Majority, shall be entitled to take all steps reasonably necessary to carry out an auction of the Company, including selecting an investment bank, providing confidential information, selecting the winning bidder and negotiating the requisite documentation, and (iii) the Company and each Management Stockholder (whether a Drag-Along Party or otherwise) shall provide reasonable assistance with respect to these actions as reasonably requested by the Drag-Along Representative in connection therewith.

(g)        Each Management Stockholder acknowledges that even if a Drag-Along Notice has been given, none of the Stockholder Majority triggering this Section 3.1, the Drag-Along Representative or the Company shall have any obligation to consummate any Drag-Along Transaction or shall have any liability to any Management Stockholder arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any such Drag-Along Transaction, except to the extent of any failure to comply with any express provision of this Section 3.1.

Section 3.2           Tag-Along Right.

(a)         Subject to and without limiting Section 3.1, after the Closing Date, in the event any Stockholder(s) (each in its capacity as such, a “Tag-Along Transferor”), individually or together with other Stockholders, propose to Transfer, in a single transaction or series of related transactions, Equity Securities constituting, in the aggregate, fifty percent (50%) or more of the then issued and outstanding Equity Securities of the Company (other than pursuant to an Exempted Transfer) (the “Tag-Along Transaction”), such Tag-Along Transferor shall deliver a written notice (the “Tag-Along Notice”) to each Management Stockholder that holds a class of Equity Securities proposed to be sold in such Tag-Along Transaction (each, in respect of such class, a “Tag-Along Offeree”) at least twenty (20) days prior to consummating such Tag-Along Transaction, specifying the identity of the prospective Transferee(s), the number of the Tag-Along Transferor’s Equity Securities of such class to be Transferred (with respect to a particular class, the “Tag-Along Securities”), a summary in reasonable detail of the material terms and conditions of the Transfer and a copy of any form of agreement proposed to be executed in connection therewith (if available at the time the Tag-Along Notice is delivered).  Each Tag-Along Offeree may elect to participate in the contemplated Transfer on the same terms and conditions applicable to such class by delivering written notice to the Tag-Along Transferor within fifteen (15) days after delivery of the Tag-Along Notice, which notice shall specify the number of Equity Securities of the affected class that such Tag-Along Offeree desires to include in such proposed Transfer; provided that such number of Equity Securities shall not exceed the Tag-Along Pro Rata Share for such class.  If the Tag-Along Offerees fail to elect to include in a Tag-Along Transaction all of their Tag‑Along Pro Rata Share, then the other Tag-Along Offerees may elect to increase (on a pro rata basis) their respective Tag-Along Pro Rata Share by the portion of the Tag-Along Offerees’ Tag-Along Pro Rata Share that they elected not to include, within five (5) Business Days following the expiration of such fifteen (15)-day period after delivery of the Tag‑Along Notice (the “Tag Offer Period”).  If any Tag-Along Offeree does not give such notice prior to the expiration of the Tag Offer Period, then the Tag-Along Transferor may Transfer the Tag-Along Securities to any Person on terms and conditions that are not materially more favorable to the Tag‑Along Transferor than those set forth in the Tag-Along Notice at any time within one hundred and fifty (150) days after expiration of the Tag Offer Period (provided that if any governmental or other third party approval is required with respect to such Transfer, then such period shall be extended until a reasonable time after such approvals are obtained).  Any Tag-Along Securities not Transferred by the Tag-Along Transferor during such one hundred and fifty (150)-day period (as such period may be extended pursuant to the immediately preceding sentence) shall again be subject to the provisions of this Section 3.2 prior to any subsequent Transfer.  As used herein, “Tag-Along Pro Rata Share” of a Tag-Along Offeree means the number derived by multiplying (i) the total number of Equity Securities of such class then held by such Tag-Along Offeree, by (ii) a fraction, the numerator of which is the total number of Equity Securities of such class included in the Tag-Along Securities, and the denominator of which is the aggregate number of Equity Securities of such class then held by all of the Tag-Along Transferor(s).

(b)        To the extent that one (1) or more Tag-Along Offerees exercise their right of participation pursuant to Section 3.2(a), then, at the Tag-Along Transferor(s) option, either (i) the number of Equity Securities that the Tag-Along Transferor(s) and each other participating Tag‑Along Offeree may sell in the transaction in respect of the applicable class shall be reduced on a pro rata basis (based on the relative number of Equity Securities of the applicable class(es) that each such Person validly elects to sell in such transaction) to a number equal to the overall number of Equity Securities of the applicable class(es) to be sold to the prospective purchaser, or (ii) the aggregate number of Equity Securities of the applicable class(es) to be sold in the transaction shall be increased to accommodate the Equity Securities of the applicable class(es) of those participating Tag-Along Offerees pursuant to this Section 3.2.

(c)         The Tag-Along Transferor shall not Transfer any Tag-Along Securities to any prospective Transferee if such prospective Transferee declines to purchase Equity Securities from participating Tag-Along Offerees, unless the Tag-Along Transferor acquires from each such participating Tag-Along Offeree (on the terms set forth in the Tag-Along Notice) its pro rata number of Equity Securities of the applicable class (or, if less, the number of Equity Securities of such class that such Tag-Along Offeree requested to Transfer to such Transferee) as such Tag‑Along Offeree would have been entitled to sell in such transaction pursuant to Section 3.2 at the same price and/or substantially the same terms and conditions as would be applicable in a direct sale of such Equity Securities to the proposed Transferee pursuant to Section 3.2.

(d)          In connection with any transaction pursuant to this Section 3.2: (i) each Management Stockholder shall be deemed to approve the proposed transaction (solely in  such Management Stockholder’s capacity as a Stockholder), (ii) subject to Section 6.8, to the extent any vote or consent to such transaction is required, each Stockholder shall vote for and consent to such transaction (including on behalf of all of its Equity Securities and on behalf of all Equity Securities with respect to which such Stockholder has the power to direct the voting) and shall waive any dissenter’s rights, appraisal rights or similar rights which such Stockholder may have in connection therewith, (iii) no Management Stockholder shall raise any objections to the proposed transaction, (iv) each participating Management Stockholder shall agree to sell its participating Equity Securities on the same terms and conditions as the Tag-Along Transferor, subject to clause (vi) below and Section 3.2(e), (v) each participating Management Stockholder shall execute all documents reasonably required to effectuate such transaction, as reasonably determined by the Tag-Along Transferor in good faith, (vi) each participating Management Stockholder shall be obligated to provide the same representations, warranties, covenants, agreements, indemnities (on a pro rata basis based on the applicable class (but not on a joint and several basis); provided that the aggregate liability (including any indemnification obligation) of a Tag-Along Offeree in the Tag-Along Transaction shall not exceed the consideration received by such Tag-Along Offeree for the sale of its Equity Securities in such transaction, other than in the case of fraud, intentional misrepresentation or willful misconduct on the part of the Tag-Along Offeree) and other obligations that the Tag-Along Transferor agrees to provide in connection with such transaction (other than any such obligations that relate specifically to a particular holder of Equity Securities, such as indemnification with respect to representations and warranties given by such holder regarding such holder’s title to and ownership of such Person’s Equity Securities, which shall be the sole responsibility of such holder), and (vii) each Tag-Along Offeree that participates in a Tag-Along Transaction shall take all other actions reasonably necessary or desirable, as reasonably determined by the Tag-Along Transferor in good faith, to cause the consummation of such Tag-Along Transaction on the terms proposed by the Tag-Along Transferor.

(e)         Upon the consummation of the Tag-Along Transaction, the Tag-Along Offeree, to the extent entitled thereto based on the Equity Securities held by it, shall receive the same form of consideration as the Tag-Along Transferor (less any applicable taxes or withholding obligations).

(f)         If requested by the Tag-Along Transferor, at least five (5) Business Days prior to the consummation of a Tag-Along Transaction, the Tag-Along Offerees participating in such Tag-Along Transaction shall deliver to the Company to hold in escrow pending transfer of the consideration therefor, the duly endorsed certificate or certificates representing the Equity Securities held by such Tag-Along Offerees to be sold, and a stock power and limited power-of-attorney authorizing the Tag-Along Transferor to take all actions reasonably necessary to sell or otherwise dispose of such Equity Securities.

(g)        Each Management Stockholder shall pay its own costs of any sale and a pro rata share (based on the relative consideration to be received by such Management Stockholder in respect of the Equity Securities to be sold in connection with a Tag-Along Transaction) of the expenses incurred by the Tag-Along Transferor and the Company for the benefit of the Tag-Along Transferors and the Tag-Along Offerees as a group in connection with such Tag-Along Transaction to the extent such costs are not otherwise paid by the acquiring party.

(h)        The restrictions set forth in this Section 3.2 shall not apply with respect to any Transfer of Equity Securities by a Stockholder to its Permitted Affiliates, or any Transfer to the GSO Stockholders pursuant to Section 2.2 (“Exempted Transfer”).

(i)          Whenever more than one class of Equity Securities is outstanding, the Board shall make all determinations of pro rata shares, rights and obligations under this Section 3.2 reasonably and in good faith.

(j)          Each Management Stockholder acknowledges that even if a Tag-Along Notice has been given, neither the Tag-Along Transferor(s) nor the Company shall have any obligation to consummate any Tag-Along Transaction and or shall have any liability to any Management Stockholder arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any such Tag-Along Transaction, except to the extent of failure to comply with any express provision of this Section 3.2 and such Tag-Along Transaction otherwise occurs.

Section 3.3           Repurchase Rights.

(a)        Company’s Rights to Repurchase Shares.  With respect to all Equity Securities held by any Management Stockholder and his or her Permitted Affiliates having been transferred Equity Securities by such Management Stockholder, during the period beginning on the date of the Management Stockholder’s Termination and ending on the date (the “Repurchase Deadline”) that is the twelve month anniversary of the later of (i) the date of such Termination; and (ii) the date of the exercise of any Vested Options, or the settlement of any Vested RSUs, held by the Management Stockholder as of the date of such Termination, the Company shall have the option to repurchase the Equity Securities held by the Management Stockholder or his or her Permitted Affiliates (“Call Right”); provided, however, that, notwithstanding the foregoing, in no event shall the Company repurchase any Equity Securities pursuant to the Call Right prior to the day immediately following the six-month anniversary of the date the Management Stockholder first purchased such Equity Securities (whether pursuant to the exercise of Vested Options, the settlement of Vested RSUs or otherwise).  For the avoidance of doubt, the Call Right may be exercised more than once, and the Company, in its sole discretion, may elect to purchase all or any portion of such Equity Securities, including purchasing only such Equity Securities that are subject to purchase at a lower Call Repurchase Price (as defined below).  The repurchase price payable by the Company to repurchase the Equity Securities upon exercise of the Call Right (“Call Repurchase Price”) shall be the Fair Market Value of the Equity Securities subject to the Call Right on the date of repurchase; provided, however, that, notwithstanding the foregoing, unless otherwise determined by the Compensation Committee of the Board (the “Compensation Committee”) after consultation with the Company’s Chief Executive Officer (or unless otherwise set forth in an applicable Award Agreement), in the event of the Management Stockholder’s Termination by the Company for Cause or the Management Stockholder’s material breach of any restrictive covenant under which such Management Stockholder owes obligations to the Company or any of its Affiliates, the Call Repurchase Price shall be the lesser of (A) Fair Market Value as of the date of repurchase and (B) Cost.  The Call Right shall be exercised by written notice (“Call Notice”) to the Management Stockholder given in accordance with Section 6.6 of this Agreement on or prior to the last date on which the Call Right may be exercised by the Company.

(b)         GSO Capital’s Rights to Repurchase Shares.  In the event that the Company elects not to exercise its Call Right under Section 3.3(a), (i) the Company shall provide written notice to GSO Capital (or, in its discretion, any other GSO Stockholder(s) designated by GSO Capital) and the GSO Stockholders on or at any time prior to the Repurchase Deadline of (A) its decision not to purchase all of the Equity Securities then held by a Management Stockholder and his or her Permitted Affiliates (collectively, the “Eligible Shares”), and (B) the number of such Eligible Shares, and (ii) GSO Capital (or any other applicable GSO Stockholder) and the GSO Stockholders shall have the option to purchase all of such Eligible Shares (the “Non-Company Call Right”) at the Call Repurchase Price; provided that in the event that any GSO Stockholder elects not to exercise its pro rata share of the Non-Company Call Right, then GSO Capital (or, in its discretion, any other GSO Stockholder(s) designated by GSO Capital) shall have the option to purchase all of such GSO Stockholder’s pro rata share of such Eligible Shares.  The Non-Company Call Right shall be exercised by a Call Notice to the Management Stockholder on or prior to the later of (x) the thirtieth (30th) day following receipt by GSO Capital (or, in its discretion, any other GSO Stockholder(s) designated by GSO Capital) and the GSO Stockholders of the written notice under clause (i) above, and (y) the Repurchase Deadline.

(c)          Timing of Repurchase.  Subject to Section 3.3(d) below, the repurchase of Equity Securities pursuant to the exercise of a Call Right or a Non-Company Call Right shall take place on a date specified by the Company or GSO Capital (or the GSO Stockholder(s)), but in no event following the later of (i) the 60th day following the date of the Call Notice and (ii) the 10th day following the receipt by the Company or GSO Capital (or the GSO Stockholder(s)), as applicable, of all necessary governmental approvals; provided, however, that, notwithstanding the foregoing, if such repurchase date would otherwise occur prior to the day immediately following the six-month anniversary of the date the Management Stockholder first purchased such Equity Securities (whether pursuant to the exercise of Vested Options, the settlement of Vested RSUs or otherwise), then the repurchase of Equity Securities pursuant to the exercise of a Call Right or a Non-Company Call Right shall take place on the day immediately following the six-month anniversary of the date the Management Stockholder first purchased such Equity Securities.  On such date, the Management Stockholder and his or her Permitted Affiliates shall transfer the Equity Securities subject to the Call Notice to the Company or GSO Capital (or the GSO Stockholder(s)), as applicable, free and clear of all liens and encumbrances (other than any liens, encumbrances and restrictions arising under this Agreement, the Stockholders Agreement, the Charter, the Bylaws or by reason of federal securities laws and applicable state “blue sky” and comparable securities laws), and the Company or GSO Capital (or the GSO Stockholder(s)) shall pay to the Management Stockholder and his or her Permitted Affiliates the Call Repurchase Price.  The Management Stockholder shall use all commercially reasonable efforts to assist the Company or GSO Capital (or the GSO Stockholder(s)) in order to expedite all proceedings described in this Section 3.3.

(d)          Repurchase Disability.

(i)          Notwithstanding anything to the contrary herein (except as otherwise provided by Section 3.3(d)(iii)), the Company shall not be permitted to purchase any Equity Securities held by any Management Stockholder upon exercise of the Call Right if the Board determines in good faith that:

(A)         The purchase of Equity Securities would render the Company or its subsidiaries unable to completely satisfy their obligations in the ordinary course of business taking into account any future transactions, capital expenditures or other budgeted cash outlays by the Company, including, without limitation, any proposed acquisition of any other entity by the Company or any of its subsidiaries;

(B)          The Company is prohibited from purchasing the Equity Securities  by applicable law restricting the purchase by a corporation of its own shares; or

(C)          The purchase of Equity Securities would constitute a breach of, default, or event of default under, or is otherwise prohibited by, the terms of any third party, unaffiliated, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party (the “Financing Documents”).

The events described in (i) through (iii) above each constitute a “Repurchase Disability.”

(ii)         Except as otherwise provided by Section 3.3(d)(iii), in the event of a Repurchase Disability, the Company shall notify in writing the Management Stockholder or Involuntary Transferee with respect to whom the Call Right has been exercised (a “Disability Notice”).  The Disability Notice shall specify the nature of the Repurchase Disability.  The Company shall thereafter repurchase the Equity Securities described in the Call Notice as soon as reasonably practicable after all Repurchase Disabilities cease to exist (or the Company may elect, but shall have no obligation, to cause its nominee to repurchase the Equity Securities while any Repurchase Disabilities continue to exist).  In the event the Company suspends its obligations to repurchase the Equity Securities pursuant to a Repurchase Disability, (i) the Company shall provide written notice to each applicable Management Stockholder as soon as practicable after all Repurchase Disabilities cease to exist (the “Reinstatement Notice”); (ii) the Fair Market Value of the Equity Securities subject to the Call Notice shall be determined as of the date the Reinstatement Notice is delivered to the Management Stockholder, which Fair Market Value shall be used to determine the Call Repurchase Price in the manner described above; and (iii) the repurchase shall occur on a date specified by the Company within 10 days following the determination of the Fair Market Value of the Equity Securities to be repurchased as provided in clause (ii) above.

(iii)        Notwithstanding Section 3.3(d)(i) and Section 3.3(d)(ii), in the event of a Repurchase Disability, then, in the sole discretion of the Board, the Company may purchase the Equity Securities subject to the Call Right, as applicable, and, in lieu of cash consideration, issue a promissory note to such Management Stockholder in the amount of the Call Repurchase Price,  the terms of which promissory note shall be acceptable to the Company’s lenders and shall not result in a breach or violation of any of the Financing Documents.  The promissory note shall (i) bear simple interest at the prime rate as published in the Wall Street Journal on the date such payment is due and owing from such date to the date such payment is made, (ii) have a term of no more than five (5) years and (iii) have such other reasonable terms and conditions as shall be mutually agreed upon by the Company and the Management Stockholder.  All payments of interest accrued under the promissory note shall be paid only at the date of payment by the Company of the principal amount of such promissory note.

Section 3.4           Cooperation; Costs

(a)         If the Company or the Holders of the Company’s Equity Securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated under the 1933 Act, may be available with respect to the negotiation or transaction (including a merger, consolidation, or other reorganization), each Management Stockholder that is not an Accredited Investor (as defined in Rule 501 of the 1933 Act)  shall, if requested by the Company, appoint, or permit the Company to appoint, a purchaser representative (as defined in Rule 501 of the 1933 Act) reasonably acceptable to the Company.  If the purchaser representative is designated by the Company, the Company shall pay the fees of the purchaser representative, but if any Management Stockholder appoints another purchaser representative, the Management Stockholder shall be responsible for the fees of the purchaser representative so appointed.

(b)         Each Management Stockholder shall bear its pro-rata share of costs of any transaction in which it sells Equity Securities (based upon the net proceeds received by such Management Stockholder in such transaction) to the extent such costs are incurred for the benefit of all holders of Common Stock, and are not otherwise paid by the Company or the acquiring party.

ARTICLE IV.

IPO; CERTAIN SALE RELATED RIGHTS AND OBLIGATIONS

Section 4.1           IPO.  For so long as the GSO Stockholders own, in the aggregate, the number of Company Common Shares greater than or equal to forty percent (40%) of the issued and outstanding Company Common Shares, the GSO Majority shall (and at any time the Board shall) have the right to cause an IPO.  To the extent the GSO Majority or the Board elects to cause an IPO, each Management Stockholder shall agree, if requested by the GSO Majority or the Board in connection with the IPO, to convert or exchange its Equity Securities into other equity securities of the Company or equity securities of any other entity upon the same terms and conditions as the GSO Stockholders and take such other actions and enter into and modify such agreements reasonably necessary in order to facilitate the IPO.  The Board shall have the right to select, or delegate the selection of, any underwriter(s) in connection with any IPO pursuant to this Section 4.1 and shall have sole control over any such IPO process.

Section 4.2           Holdback Agreement

(a)         Whenever the Company proposes to effect a registration of any of its equity securities under the 1933 Act for its own account (other than on Form S-4, S-8, or any similar successor form or another form used for a purpose similar to the intended use of such forms) in an underwritten offering or effects the registration of any Registrable Shares under the 1933 Act in connection with an underwritten offering (including in each case, in connection with an IPO pursuant to Section 4.1), if requested by the underwriters of such offering, each Management Stockholder holding Registrable Shares hereby agrees, or does agree by acquisition of its Registrable Shares, not to effect any sale or distribution, including any sale pursuant to Rule 144 under the 1933 Act, of any Registrable Shares during the Lock-up Period, except as part of such registration or in connection with the Company’s exercise of a Call Right pursuant to Section 3.3(a).  If requested by such managing underwriter, each such Management Stockholder agrees to execute a holdback agreement in customary form, consistent with the terms of this Section 4.2(a).

Section 4.3          Participation in Registration.  No Management Stockholder may participate in any registration of Registrable Shares hereunder which is underwritten unless such Management Stockholder (a) agrees to sell its securities on the basis provided in any underwriting arrangements and (b) completes and executes all questionnaires, powers of attorney, underwriting agreements and other documents customarily required under the terms of such underwriting arrangements and provides such written information concerning itself as may be required for registration, including for inclusion in any registration statement, provided however, that for the avoidance of doubt, nothing in this Section 4.3 shall grant to any Management Stockholder an affirmative right to participate in any registration hereunder.

Section 4.4           Coordination of Rule 144 Sales.  From time to time after the consummation of an IPO, the  Management Stockholders will use commercially reasonable efforts to coordinate any Rule 144 Transfers in accordance with this Section 4.4.  Prior to any such Rule 144 Transfer, a Management Stockholder (the “Notifying Investor”) shall provide the GSO Stockholders with at least three (3) Business Days’ prior notice (a “144 Notice”) of the Notifying Investor’s intention to transfer Company Common Shares for value in reliance on Rule 144.  The 144 Notice is intended to permit all  Management Stockholders electing to transfer Company Common Shares for value at such time to coordinate the timing and process for transferring their Company Common Shares in an orderly fashion.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

Section 5.1           Representations and Warranties of Management Stockholders.  Each Management Stockholder (solely on behalf of itself and not with respect to any other Stockholder), hereby represents, warrants and acknowledges as follows:

(a)        Generally.  As of the Closing Date:

(i)          Status.  Such Management Stockholder, if not an individual, is duly organized and validly existing under the laws of its jurisdiction of organization (as the case may be).  Such Management Stockholder has the requisite power and authority (and if applicable, capacity) to own its property and to carry on its business as now conducted, to the extent material to its rights and obligations under this Agreement.

(ii)         Authority.  Such Management Stockholder has the requisite power and authority (and, if applicable, capacity) to execute and deliver this Agreement and to carry out its obligations hereunder in accordance with the terms and provisions hereof.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of such Management Stockholder.  This Agreement has been duly executed and delivered by such Management Stockholder and constitutes the legally valid and binding obligation of such Management Stockholder, enforceable against it in accordance with its terms.

(iii)        No Breach or Default.  The execution, delivery and performance by such Management Stockholder of this Agreement and the transactions contemplated hereby will not constitute a breach of any term or provision of, or a default under (A) any outstanding indenture, mortgage, loan agreement or other similar Contract or agreement to which such Management Stockholder or any of its Affiliates is a party or by which it or any of its Affiliates or its or their property is bound, (B) if not an individual, its certificate or articles of incorporation or bylaws or other governing documents, (C) any law, rule or regulation applicable to such Management Stockholder or its properties or assets, or (D) any order, writ, judgment or decree applicable to such Management Stockholder, except (in the case of clauses (A), (C) and (D)) as would not, individually or in the aggregate, be reasonably expected to have a material and adverse effect on such Management Stockholder, the Company, its Affiliates or the transactions contemplated hereby).

(iv)        Consents and Approvals.  All material consents, licenses, approvals and authorizations, if any, and all material filings and registrations, required from any governmental body, authority, bureau or agency for or on the part of such Management Stockholder or any of its Affiliates in connection with its execution and delivery of this Agreement and its holding of Equity Securities have been obtained on or prior to the Closing Date.

(v)          Company Competitor.  Such Management Stockholder is not a Company Competitor.

(b)          Investment Representations.

(i)          Such Management Stockholder is acquiring its Equity Securities for its own account and not for the account of any other Person.  Such Management Stockholder is acquiring its Equity Securities solely for investment and not with a view to, or for resale in connection with, the distribution or other disposition thereof either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance in violation of the 1933 Act.  Such Management Stockholder understands that dispositions of its Equity Securities can be made only (A) as explicitly permitted or contemplated under the terms of this Agreement, and (B) in compliance with the 1933 Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder and all applicable state securities and “blue sky” laws; and such Management Stockholder understands that the Company is under no obligation to register the offer or sale of any Equity Securities in any jurisdiction whatsoever or to assist the Management Stockholders in complying with any exemption from registration under the securities or similar laws of any jurisdiction whatsoever (except to the extent expressly provided in this Agreement).

(ii)          Such Management Stockholder understands that it may bear the economic risk of an investment in the Equity Securities for an indefinite period of time, and such Management Stockholder’s financial situation is such that it can afford to bear the economic risk of holding its Equity Securities for an indefinite period of time and suffer a complete loss of its investment in the Company.

(iii       Such Management Stockholder further acknowledges that there are substantial risks in making an investment in the Company (including loss of the entire amount of such investment), that such Management Stockholder is capable of evaluating the merits and risks of the investment in the Company and that such Management Stockholder has evaluated such risks and determined that the Common Stock is a suitable investment for such Management Stockholder.  Such Management Stockholder has such knowledge and experience in business, financial and tax matters, including experience in investing in non-listed and non-registered securities, and is a sophisticated investor capable of utilizing the information made available to it in connection with its investment in the Equity Securities to evaluate the merits and risks of its investment in the Company, to make an informed investment decision with respect thereto and to protect its interests in connection with such investment.

(iv)        Such Management Stockholder and its legal, tax, accounting and financial advisors have been provided an opportunity to ask questions of and receive information from a Person or Persons acting on behalf of the Company concerning the investment in the Company and such other matters as such Management Stockholder and any of its advisors have deemed necessary or desirable.

Section 5.2           Survival.  Notwithstanding anything to the contrary in this Agreement, the provisions of this Article V shall survive the expiration or sooner termination of this Agreement.

ARTICLE VI.

MISCELLANEOUS

Section 6.1           Termination.

(a)         This Agreement shall automatically terminate immediately upon the earlier to occur of (i) an IPO and (ii) the listing of the Company (or a successor entity or Affiliate thereof) on an Established OTC Marketplace or on a national securities exchange; provided that, notwithstanding the foregoing, the rights and obligations contemplated by Section 4.4, shall survive any termination pursuant to the preceding clause (i) or clause (ii).

(b)         Notwithstanding any of the foregoing, the provisions of this Article VI (other than Section 6.8) shall survive any termination of this Agreement.  Nothing in this Section 6.1 shall relieve any party from liability for any breaches of any provision of this Agreement prior to the termination thereof in accordance with the foregoing.

Section 6.2          Amendments and Waivers.  No amendment, alteration or modification of this Agreement or waiver of any provision of this Agreement shall be effective against any of the parties without the prior written approval of the Board; provided that any amendment that materially and disproportionately adversely affects the obligations or rights of any Management Stockholder shall require the consent of each Management Stockholder so adversely affected.  The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms.

Section 6.3           Successors, Assigns and Transferees.  This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

Section 6.4           Legends.  All certificates representing Equity Securities held by each Management Stockholder shall bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY).  NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT AND (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.  THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT.”

Section 6.5          Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified if delivered during normal business hours of the recipient, if not, then on the next Business Day, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day, provided that a copy of such notice is also sent via nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, (d) two (2) Business Days after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt or (e) if delivered by email, on the day of delivery to the email address specified in this Section 6.5, provided that a copy of such notice is also sent via nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to such party’s address as set forth below or at such other address as the party shall have furnished to each other party in writing in accordance with this provision:

if to the Company, to:

Legacy Reserves Inc.
303 W. Wall Street, Suite 1800
Midland, TX 79701
Attention: Albert E. Ferrara, III
Email Address: bferrara@legacyreserves.com

with a copy (which shall not constitute notice) to:

Sidley Austin LLP
1000 Louisiana Street, Suite 5900
Houston, TX 77002
Email Addresses: gvlahakos@sidley.com; vsekhon@sidley.com
Attention: George J. Vlahakos & Vijay S. Sekhon

if to the GSO Stockholders, to:

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
885 Third Avenue
New York, NY 10011
Facsimile Number: (212) 751-4864
Email Address: jonathan.rod@lw.com
Attention: Jonathan R. Rod, Esq.

Section 6.6          Further Assurances.  Without limiting anything contained in this Agreement and subject thereto, at any time or from time to time after the Closing Date, the parties hereto agree to cooperate with one another, and at the request of any other party, to execute and deliver any further reasonable instruments or documents and to take all such further reasonable action as any other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

Section 6.7          Entire Agreement.  Except as otherwise expressly set forth herein, this Agreement and any other agreements contemplated hereby embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.  For the avoidance of doubt, nothing in this Section 6.7 shall affect, amend, limit or otherwise modify the rights and obligations of any Person (including the parties hereto) under any other written agreement to which such Person is a party (collectively, “Other Agreements”); provided, however, that in the event of any contradiction or inconsistency between the provisions of this Agreement and the provisions of any Other Agreement, the provisions of this Agreement shall control with respect to the Company, its Subsidiaries and the Management Stockholders.

Section 6.8         Voting Rights.  Each Management Stockholder hereby appoints and constitutes GSO Capital, the sole and exclusive attorney and proxy of perpetual duration, of such Management Stockholder with full power of substitution and resubstitution, to the full extent of Management Stockholder’s rights with respect to all of his or her Equity Securities (as equitably adjusted for any reclassification, subdivision, combination or similar action) of the Company (or any successor thereto) held by such Management Stockholder, to vote such Equity Securities, as applicable, and to exercise all voting and other consent rights that such Management Stockholder has with respect to such Equity Securities, as applicable, at every meeting (and, in each case, any adjournment or postponement thereof) of the holders of Equity Securities at which any of the holders of Equity Securities are entitled to vote, in every written consent in lieu of any such meeting (or adjournment or postponement) or otherwise, in each case with respect to any matter presented to the holders of equity interests of the Company of the same class as the Equity Securities, to the same extent and with the same effect as if such Equity Securities were registered in the name of GSO Capital in the books and records of the Company (or any successor thereto) and under any applicable laws and regulations governing the rights of holders of equity interests of a Delaware corporation (or the laws and regulations governing the rights of holders of equity interests of any successor entity of the Company). The foregoing proxy shall include the right of GSO Capital to sign, as holder of this irrevocable proxy on behalf of the Management Stockholder, any certificate, instrument, agreement or other document relating to the Company (or any successor thereto) that applicable law may permit or require to cause its Equity Securities to be voted or its consent to be given as a member of the Company (or any successor thereto) in accordance with this proxy.

Section 6.9          Confidentiality.  Each Management Stockholder shall maintain in strict confidentiality any confidential, non-public or proprietary information provided pursuant to this Agreement or otherwise in connection with its investment in the Company, including any information with regard to the business, customers, assets or affairs of the Company or any of its Subsidiaries (“Confidential Information”) and shall not disclose such information to third parties without the prior written consent of the Board, except: (a) to the extent such Confidential Information has become generally available to the public (other than through disclosure in contravention of this Agreement), (b) to any Person to which such Management Stockholder offers to Transfer any Equity Securities (provided that (i) such Transfer would be permitted by the terms of this Agreement, and (ii) the prospective Transferee has, prior to disclosure of any Confidential Information thereto, first entered into a customary confidentiality agreement with respect to such Confidential Information in form and substance reasonably satisfactory to the Board), (c) to any other Stockholder or any member of the Board, (d) to the extent required to be disclosed by such Management Stockholder or its Affiliates pursuant to applicable securities laws or stock exchange rules, (e) for disclosures occurring in the good faith performance of such Management Stockholders duties as an employee (to the extent such Management Stockholder is an employee of the Company or one or more of its Subsidiaries) and (f) with the Company’s prior written consent.  If any Management Stockholder (or any other recipient of Confidential Information obligated to comply with this Section 6.9) is requested to disclose Confidential Information by Applicable Law or any Governmental Authority having jurisdiction over such Management Stockholder or other recipient, such Management Stockholder or other recipient will promptly notify the Company to permit the Company or its applicable Subsidiary to seek a protective order or other reasonable assurance that confidential treatment will be accorded to such Confidential Information and such Management Stockholder or other recipient will use reasonable efforts to cooperate with the Company’s efforts to seek such protective order or other reasonable assurance.  If, in the absence of a protective order, such Management Stockholder or other recipient is compelled as a matter of Applicable Law to disclose any such Confidential Information in any proceeding or pursuant to legal process, such Management Stockholder or other recipient may disclose to the Governmental Authority compelling disclosure only the part of such Confidential Information as, at the advice of its counsel, is required by Applicable Law to be disclosed (in which case, prior to such disclosure, such  Management Stockholder or other recipient will advise and consult with the Company or the relevant Subsidiary and their respective counsel as to such disclosure and the nature and wording of such disclosure) and such Management Stockholder or other recipient will use commercially reasonable efforts to obtain reasonable assurance that confidential treatment will be accorded to such Confidential Information.

Section 6.10        Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring.  It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

Section 6.11         Governing Law; Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the conflicts of law principles thereof to the extent such principles would require or permit the application of laws of another jurisdiction.  The parties hereto irrevocably submit to the exclusive jurisdiction of the Delaware Court of Chancery (or, if the Delaware Court of Chancery shall be unavailable, any other court of the State of Delaware or, in the case of claims to which the federal courts have exclusive subject matter jurisdiction, any federal court of the United States of America sitting in the State of Delaware) in any action arising out of or relating to this Agreement, and hereby irrevocably agree that all claims in respect of such action may and shall be heard and determined in such state or federal court.  The parties hereto irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and any rights they may have to transfer or change venue of such action or proceeding.  The parties hereto further agree, to the fullest extent permitted by law, that judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States of America by suit on the judgment.  EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.  (A) EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.11.

Section 6.12         Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any Applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 6.13         Enforcement.  Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

Section 6.14          Titles and Subtitles.  The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

Section 6.15       No Recourse.  Notwithstanding anything to the contrary in this Agreement, the Company and each Management Stockholder agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement, shall be had against any former, current or future director, officer, employee, agent, advisor, attorney, representative, general or limited partner, stockholder or member of any Stockholder or of any Affiliate or assignee thereof, or any former, current or future director, officer, employee, agent, advisor, attorney, representative, general or limited partner, stockholder or member of the foregoing (each a “Stockholder Affiliate”), whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation, theory or other Applicable Law or otherwise, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred, whether by piercing of the corporate (or limited liability company or limited partnership) veil, by a claim (whether at law, in equity, in contract, in tort or otherwise), by any Stockholder Affiliate or assignee thereof, as such for any obligation of any Management Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

Section 6.16         Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  This Agreement may be executed by facsimile signature(s).

Section 6.17        No Partnership.  Nothing in this Agreement and no actions taken by the parties hereto under this Agreement shall constitute a partnership, joint venture, association or other co-operative entity between any of the parties hereto or cause any party hereto to be deemed the agent of any other party for any purpose.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Management Stockholders Agreement as of the Closing Date.

LEGACY RESERVES INC.

By:	/s/ James Daniel Westcott
Name: James Daniel Westcott
Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this Management Stockholders Agreement as of the Closing Date.

GSO ENERGY SELECT OPPORTUNITIES FUND AIV-3LP

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

GSO ENERGY PARTNERS-A LP

By:	/s/ Marisa J. Beeney
Name: Maris J. Beeney
Title: Authorized Signatory

GSO ENERGY PARTNERS-B LP

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

GSO ENERGY PARTNERS-C LP

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

GSO ENERGY PARTNERS-C II LP

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

GSO ENERGY PARTNERS-D LP

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

GSO PALMETTO OPPORTUNISTIC INVESTMENT PARTNERS LP

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

GSO CSF III AIV-3 LP

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

GSO ADGM I LGCY LP

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

SCHEDULE  1

GSO STOCKHOLDERS

1.	GSO ENERGY SELECT OPPORTUNITIES FUND AIV-3LP
2.	GSO ENERGY PARTNERS-A LP
3.	GSO ENERGY PARTNERS-B LP
4.	GSO ENERGY PARTNERS-C LP
5.	GSO ENERGY PARTNERS-C II LP
6.	GSO ENERGY PARTNERS-D LP
7.	GSO PALMETTO OPPORTUNISTIC INVESTMENT PARTNERS LP
8.	GSO CSF III AIV-3 LP
9.	GSO ADGM I LGCY LP

EXHIBIT A

Joinder Agreement

Reference is hereby made to the Management Stockholders Agreement (the “Management Stockholders Agreement”), dated as of December 11, 2019, by and among by and among Legacy Reserves Inc., a Delaware corporation, the GSO Stockholders and the Management Stockholders party thereto.

The undersigned agrees, by execution hereof, to become a party to, to adhere to and to be bound by the terms and provisions of the Management Stockholders Agreement as a Management Stockholder party thereto and to have the rights and obligations of a Management Stockholder.  Without limiting the generality of the foregoing, the undersigned hereby makes the representations and warranties set forth in Section 5.1 of the Management Stockholders Agreement anew, with respect to itself, as of the date of this Joinder Agreement.  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Management Stockholders Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of __________ ___, ____.

[NAME OF NEW MANAGEMENT STOCKHOLDER]

Name:
Title:

Acknowledged by:

LEGACY RESERVES INC.

By:
Name:
Title:

EXHIBIT B

Form of ROFO Response

This ROFO Response is made as of the date written below by the undersigned GSO Stockholder(s) in accordance with the Management Stockholders Agreement dated as of December 11, 2019 (the “Management Stockholders Agreement”) by and among the Company and the other Persons who are or become party thereto from time to time.  Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Management Stockholders Agreement.

In response to the ROFO Notice dated as of [●] delivered by the Transferring ROFO Management Stockholder, regarding a proposed Transfer of ROFO Shares as set forth in such ROFO Notice, the undersigned GSO Stockholder(s) hereby confirm(s) [its/their] good faith interest in acquiring [●] ROFO Shares in accordance with the Management Stockholders Agreement at the following Desired Price per Share: $[●].

[NAME OF GSO STOCKHOLDER(S)]
By:
Name:
Title:
Date:

EXHIBIT C

Form of Spousal Consent and Acknowledgment to the
Management Stockholders Agreement of
Legacy Reserves Inc.

I acknowledge that I have read the foregoing Management Stockholders Agreement of Legacy Reserves Inc. dated December 11, 2019 (the “Management Stockholders Agreement”), and that I understand its contents.  I am aware that by its provisions my spouse agrees to sell all shares of stock of Legacy Reserves Inc. held by my spouse on this date, or hereafter acquired, upon the occurrence of certain events.  I am further aware that included in such sale shall be any interest I have in any such shares (including, without limitation, any right or interest by operation of applicable community or marital property laws) and such interest of any of my heirs, legatees or other transferees.  I hereby consent to such sale, approve the provisions of the Management Stockholders Agreement, agree to sell any interest I may have in any such shares as required by the Management Stockholders Agreement, agree that those shares and my interest in them are subject to the provisions of the Management Stockholders Agreement and direct the personal representative of my estate to promptly comply with all of the provisions of the Management Stockholders Agreement.  I further covenant and agree that I will take no action at any time to hinder the operation of the Management Stockholders Agreement as to the shares of capital stock of Legacy Reserves Inc. or any interest which I or any of my heirs, legatees or other transferees may have in them.

Date:	Spouse:

[Print or type name as signed above]